TO BE EFFECTIVE MARCH 14, 2002
                     AMENDMENT OF ARTICLES OF INCORPORATION
                                       OF
                         STRONG OPPORTUNITY FUND, INC.

         The undersigned Assistant Secretary of Strong Opportunity Fund, Inc. (the "Corporation"), hereby certifies that in accordance with Section 180.1002 of the Wisconsin Statutes, the following Amendment was duly adopted to add the Strong Advisor U.S. Mid Cap Growth Fund as an additional class of Common Stock.

         "Paragraph A of Article IV is hereby amended by deleting Paragraph A thereof and inserting the following as a new paragraph:

`A. The Corporation shall have the authority to issue an indefinite number of shares of Common Stock with a par value of $.01 per share. Subject to the following paragraph the authorized shares are classified as follows:

                                                                               AUTHORIZED NUMBER
     CLASS                                           SERIES                     OF SHARES

     Strong Advisor Endeavor 20 Fund                 Class A                    Indefinite
                                                     Class B                    Indefinite
                                                     Class C                    Indefinite
     Strong Advisor U.S. Mid Cap Growth Fund         Class A                    Indefinite
                                                     Class B                    Indefinite
                                                     Class C                    Indefinite
     Strong Endeavor Fund                            Investor                   Indefinite
     Strong Opportunity Fund                         Investor                   Indefinite
                                                     Advisor                    Indefinite
     Strong Science and Technology Fund              Investor                   Indefinite'"

         This Amendment to the Articles of Incorporation of the Corporation was adopted by the Board of Directors on February 1, 2002 in accordance with Section
180.1002 and 180.0602 of the Wisconsin Statutes. Shareholder approval was not required.

         Executed in duplicate this 7th day of March 2002.

                                               STRONG OPPORTUNITY FUND, INC.


                                        By: /s/ Susan A. Hollister
                                ------------------------------------------------
                                         Susan A. Hollister
                                         Vice President and Assistant Secretary
This instrument was drafted by:

Kerry Jung
Strong Capital Management, Inc.
100 Heritage Reserve
Menomonee Falls, Wisconsin 53051